EXHIBIT 99.1

Crystal River Announces Definitive Agreement to be Acquired for $0.60 per share

New York, February 24, 2010 — Crystal River Capital, Inc. (OTC.BB:CYRV) announced today that it has concluded its previously-announced review of strategic alternatives and has entered into a definitive merger agreement with Brookfield Asset Management Inc. pursuant to which Brookfield will acquire all the outstanding common stock of Crystal River that Brookfield does not already own for cash at a price of $0.60 per share. Crystal River is externally managed and advised by Crystal River Capital Advisors, LLC, a wholly-owned subsidiary of Brookfield. Brookfield, directly or through affiliates, currently owns approximately 8% of the outstanding shares of common stock of Crystal River and also is the lender under Crystal River’s senior credit facility.

The transaction was unanimously approved by the independent members of Crystal River’s Board of Directors, and by the Special Committee formed to oversee the strategic review process. The transaction is subject to approval by Crystal River stockholders holding a majority of the shares entitled to vote at a special meeting of stockholders, as well as other customary closing conditions. Consummation of the merger is not subject to a financing condition and Brookfield has consented to the transaction in its capacity as senior lender. The merger agreement does not prohibit Crystal River from receiving and evaluating competing bids for the company prior to completion of the merger and does not require the payment of a termination fee if Crystal River accepts a superior bid. Crystal River will be obligated to reimburse Brookfield for all of its transaction expenses if the merger agreement is terminated other than as result of a breach by Brookfield (subject to a cap in certain circumstances). Crystal River expects to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the special meeting of stockholders. The merger currently is expected to close in the second quarter of 2010.

Broadpoint.Gleacher served as financial advisor and Goodwin Procter LLP served as legal advisor to the Special Committee of Crystal River’s Board of Directors. Sidley Austin LLP served as legal advisor to Brookfield.

About Crystal River

Crystal River Capital, Inc. (OTC.BB:CYRV) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate-related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

Information Regarding the Solicitation of Proxies

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Crystal River will file proxy materials with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Crystal River in advance of the special meeting. Stockholders of Crystal River are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents (when available) at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and these other documents also will be available on Crystal River’s website (http://www.crystalriverreit.com) and may be obtained free from Crystal River by directing a request to Crystal River Capital, Inc., Attn: Investor Relations, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.

Crystal River and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Crystal River’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Crystal River and their respective interests in Crystal River by security holdings or otherwise is set forth in its proxy statement relating to the 2009 annual meeting of stockholders, which was filed with the SEC on April 28, 2009. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the proposed transaction when it becomes available.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of Crystal River Capital, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Crystal River are set forth in its filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Unless required by law, Crystal River Capital, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
Crystal River Capital, Inc.
Jody Sheu
(212) 549-8346
jsheu@crystalriverreit.com

(CRZ-G)